[SPARTECH LOGO]

COMPANY CONTACTS:
George A. Abd                           Randy C. Martin
President and                           Executive Vice President and
Chief Executive Officer                 Chief Financial Officer
(314) 721-4242                          (314) 721-4242

FOR IMMEDIATE RELEASE THURSDAY, JUNE 8, 2006

              SPARTECH ANNOUNCES RECORD SECOND QUARTER 2006 RESULTS

                                   ----------

ST. LOUIS, JUNE 8, 2006 - Spartech Corporation (NYSE:SEH) announced today its operating results for its second quarter ended April 29, 2006.

SECOND QUARTER 2006 HIGHLIGHTS:

- NET SALES INCREASED BY 3% TO $389.3 MILLION FOR THE QUARTER. OPERATING EARNINGS FOR THE QUARTER WERE $28.0 MILLION COMPARED TO $6.3 MILLION FOR THE PRIOR YEAR QUARTER AND RESULTED IN NET EARNINGS OF $13.9 MILLION WHICH WAS THE HIGHEST NET EARNINGS QUARTER IN COMPANY HISTORY. OPERATING EARNINGS BEFORE STOCK OPTION EXPENSE AND SPECIAL ITEMS WERE $29.2 MILLION COMPARED TO $24.3 MILLION FOR THE SECOND QUARTER OF 2005. NET EARNINGS EXCLUDING THESE ITEMS WERE $14.7 MILLION.

- NET EARNINGS WERE $0.42 PER DILUTED SHARE, AFTER STOCK OPTION EXPENSES AND SPECIAL ITEMS, COMPARED TO $0.00 PER DILUTED SHARE IN THE SECOND QUARTER OF 2005. EARNINGS PER DILUTED SHARE BEFORE STOCK OPTION EXPENSES AND SPECIAL ITEMS WERE $0.44 COMPARED TO $0.35 IN THE SECOND QUARTER OF 2005. EARNINGS FOR THE FIRST HALF OF 2006 WERE $0.65 PER DILUTED SHARE EXCLUDING THESE ITEMS COMPARED TO $0.43 FOR THE SAME PERIOD LAST YEAR.

- CASH FLOWS PROVIDED BY OPERATIONS INCREASED TO $26.1 MILLION FOR THE SECOND QUARTER OF 2006 COMPARED TO $22.0 MILLION FOR LAST YEAR'S SECOND QUARTER. THIS ENABLED THE COMPANY TO PAY DOWN $25.2 MILLION OF DEBT, AND AT THE END OF THE SECOND QUARTER THE COMPANY HAD NO DEBT OUTSTANDING ON ITS EXISTING BANK CREDIT FACILITY.

SUBSEQUENT EVENTS AND OUTLOOK:

- THE POSITIVE CASH FLOW FROM OPERATIONS OVER THE PAST FOUR QUARTERS HAS PROVIDED THE OPPORTUNITY TO PAY DOWN MORE THAN $110 MILLION IN DEBT AND RESULTED IN OUR LOWEST DEBT TO EQUITY RATIO IN THE LAST TEN YEARS. THE COMPANY HAS UNDERTAKEN A SERIES OF CAPITAL STRUCTURE TRANSACTIONS SUBSEQUENT TO THE END OF THE SECOND QUARTER THAT WILL REDEEM $150 MILLION OF HIGH INTEREST RATE CONVERTIBLE PREFERRED SECURITIES WITH $50 MILLION OF 5.78% FIXED RATE DEBT AND $100 MILLION OF BORROWINGS FROM OUR BANK CREDIT FACILITY OR CASH ON HAND. THE AVAILABILITY UNDER THIS FACILITY HAS BEEN INCREASED FROM $200 TO $300 MILLION WHICH MAINTAINS OUR FLEXIBILITY TO QUICKLY FINANCE ACQUISITION OPPORTUNITIES.

- AS A RESULT OF SIGNIFICANT PROGRESS TO DATE IN OUR BUSINESS IMPROVEMENT AND BALANCE SHEET MANAGEMENT EFFORTS, THE COMPANY IS INCREASING ITS EARNINGS GUIDANCE FOR FISCAL 2006 BY $0.05 PER SHARE TO A RANGE OF $1.28 TO $1.38 EXCLUDING THE EFFECTS OF FAS 123(R) AND SPECIAL ITEMS. THIS RESULTS IN GUIDANCE OF $1.22 TO $1.32 PER SHARE INCLUDING THE IMPACT OF STOCK OPTION EXPENSING OF APPROXIMATELY $0.06 PER SHARE FOR THE FULL YEAR, BUT BEFORE THE IMPACT OF SPECIAL ITEMS RELATED TO RESTRUCTURING AND DEBT REFINANCING ACTIVITIES.

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 1


OVERVIEW OF RESULTS

Net sales for the second quarter were $389.3 million compared to $377.7 million in the second quarter of 2005, representing an increase of 3%. This total was the result of a 4% increase in price/mix over 2005, with underlying volume in our Custom Sheet & Rollstock segment down 2% while our Color & Specialty Compounds segment volume was up 1% over the prior year's second quarter. The price/mix increase reflects selling price changes from the management of raw material and conversion cost fluctuations, and sales mix changes. The 2% decrease in underlying sales volume in the Custom Sheet & Rollstock segment was primarily related to a decline in the packaging market impacted by the loss of a government subsidized dry milk program where the customer utilized our rollstock for the production of pudding cups. The increase in sales volume in the Color & Specialty Compounds segment related to strength in the Building & Construction and Transportation markets net of the loss of toll-compound business to a customer in the electronics market that has been decreasing over the last several years.

Operating earnings reported for the second quarter of 2006 were $28.0 million compared to $6.3 million in the prior year second quarter. Included in operating earnings for the quarter were $0.6 million of costs related to the expensing of stock options resulting from the adoption of FAS 123(R) which became effective in our first quarter of 2006 and $0.5 million related to special items from plant restructurings. Operating earnings excluding stock option expenses and special items were $29.2 million for the second quarter of 2006 compared to $24.3 million in the prior year quarter, up 1.4 cents per pound sold to 7.6 cents in the second quarter of 2006. This increase reflects a material margin that was 1.9 cents higher than last year's second quarter related to better management of resin price changes partially offset by higher conversion costs and lower selling and administrative costs. Conversion costs increased .8 cent per pound sold related to an increase in freight and utilities expense of $3.4 million, partially offset by $1.7 million of labor-related cost reductions from our 2005 restructuring activities.

Reported net earnings totaled $13.9 million or $.42 per diluted share for the second quarter of 2006 compared to an $80 thousand net loss with no diluted earnings per share in the second quarter of 2005. Net earnings excluding stock option expenses and special items were $14.7 million or $0.44 per diluted share for the second quarter of 2006 compared to $11.3 million or $0.35 per diluted share for the second quarter of 2005. To clarify our discussions of performance compared to the prior year periods we have included certain non-GAAP measures that exclude both stock option expenses and special items. Refer to the GAAP to non-GAAP reconciliations at the end of this Release.

Commenting on the results, George A. Abd, President and CEO, stated, "We were pleased with our progress in realizing benefits from our reorganization over the past 12 months. While freight and utility costs had a negative impact to our results, the consistent improvement in our labor costs as well as the focus on better margin levels through new product sales enabled us to come in a bit ahead of schedule on our plan."

Mr. Abd also stated, "In the past year we have made tremendous progress in many areas in our effort to improve the Company's operations, cost structure and to refocus on return on investment. We are ahead of schedule for some of our plans, particularly those related to cash generation and margin improvement, but we are diligently focused on the many opportunities that remain. I am very pleased that our team's performance in cash management has put us in the position to restructure our debt while maintaining a high level of available borrowing capacity to pursue both acquisition and internal growth opportunities."

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 2


SEGMENT RESULTS

CUSTOM SHEET & ROLLSTOCK--Net sales in our Custom Sheet & Rollstock segment were $240.9 million in the second quarter of fiscal 2006, an increase of 1% from the $238.1 million produced in the same three month period of 2005. This sales increase reflects a 4% increase in price/mix less an underlying sales volume drop of 2% and a 1% decrease from the sale of our Canadian corrugated sheet business. The volume decrease came primarily from a drop in packaging sales, impacted by the loss of a government subsidized dry milk program where a customer utilized our rollstock for the production of pudding cups, net of some increases in volume at both our Mexico facility for the appliance market and Donchery facility for the multi-layer gas tank project.

This segment's operating earnings for the second quarter of fiscal 2006 were $20.5 million compared to $9.8 million in the second quarter of the prior year. The segment's operating earnings included $.1 million of a gain on sale of assets from a facility closed in the 2005 restructuring and $.2 million for the expensing of stock options in the second quarter of 2006 and $9.5 million of restructuring and exit costs and fixed asset charge in the second quarter of 2005. Excluding stock option expenses and special items, operating earnings of $20.6 million were up $1.4 million in the second quarter of fiscal 2006 from the comparable 2005 quarter. This increase was driven by an increase in material margin of 2.1 cents per pound sold less higher conversion costs of 1 cent per pound sold. The material margin benefited from a neutral to downward resin price market, the concerted effort to expand margins to address increased freight and utilities costs and improved profitability from our sheet operation in Mexico. The higher conversion costs reflect increases in freight and utilities costs, offset by lower labor-related costs resulting from our 2005 restructuring activities.

                                                     FIRST SIX
                                 SECOND QUARTER        MONTHS
                                ---------------   ---------------
(IN MILLIONS)                    2006     2005     2006     2005
                                ------   ------   ------   ------
Net Sales                       $240.9   $238.1   $459.2   $427.8
                                ======   ======   ======   ======
Operating Earnings, excluding
   Stock Option Expenses &
   Special Items                $ 20.6   $ 19.3   $ 33.6   $ 26.9
                                ======   ======   ======   ======
Operating Earnings              $ 20.5   $  9.8   $ 33.2   $ 17.5
                                ======   ======   ======   ======

COLOR & SPECIALTY COMPOUNDS--Our Color & Specialty Compounds segment's net sales increased to $122.3 million or 8% over last year's $113.4 million. This sales change was comprised of a 7% increase from price/mix and 1% increase from volume. The 1% volume increase reflects growth in Building & Construction and Transportation markets, partially offset by the elimination of a tolling project (material provided by the customer that is only converted by Spartech) for a customer in the electronics market (1% negative impact). Disruptions associated with our Donora consolidation efforts were less for the quarter as the project moves forward.

The following table provides underlying sales trends for this segment's two major product categories: Tolling & Resale and Proprietary Products (engineered compounds and color concentrates).

                                                   FIRST SIX
                          SECOND QUARTER             MONTHS
                          --------------         -------------
(IN MILLIONS OF POUNDS)     2006    2005          2006    2005
                           -----   -----         -----   -----
Proprietary Products       133.9   132.5     1%  249.4   252.9    (1%)
Tolling and Resale          43.7    42.8     2%   82.2    91.7   (10%)
                           -----   -----   ---   -----   -----   ---
   Total Pounds Sold       177.6   175.3     1%  331.6   344.6    (4%)
                           =====   =====   ===   =====   =====   ===

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 3


This segment's operating earnings in the second quarter of fiscal 2006 were $8.1 million compared to $2.8 million in the second quarter of fiscal 2005. The segment's operating earnings included $.6 million of restructuring and exit costs and $.1 million for the expensing of stock options in the second quarter of 2006 and $4.4 million of restructuring and exit costs in the second quarter of 2005. Excluding stock option expenses and special items, operating earnings of $8.7 million were up $1.4 million in the second quarter of fiscal 2006 from the comparable 2005 quarter. This increase was driven by an increase in material margin of 2.2 cents per pound sold less higher conversion costs of 1.7 cent per pound. The material margin benefited from our focused efforts to manage margins for changes in resin and certain conversion costs.

                                                     FIRST SIX
                                 SECOND QUARTER        MONTHS
                                ---------------   ---------------
(IN MILLIONS)                    2006     2005     2006     2005
                                ------   ------   ------   ------
Net Sales                       $122.3   $113.4   $228.7   $210.5
                                ======   ======   ======   ======
Operating Earnings, excluding
   Stock Option Expenses &
   Special Items                $  8.7   $  7.2   $ 13.8   $ 12.9
                                ======   ======   ======   ======
Operating Earnings              $  8.1   $  2.8   $ 12.5   $  8.5
                                ======   ======   ======   ======

ENGINEERED PRODUCTS - Net Sales in our Engineered Products segment in the second quarter of 2006 were flat with last year's second quarter. Sales decreases for the divestiture of assets related to our West Coast profiles operations in the fourth quarter of 2005 were mostly offset by strong sales to the Lawn & Garden market for our Wheels business.

This segment's operating earnings for the second quarter of fiscal 2006 were $3.4 million compared to an operating loss of $1.7 million in the second quarter of fiscal 2005. The segment's operating earnings included $3.5 million of restructuring and exit costs in the second quarter of 2005. Excluding stock option expenses and special items, operating earnings of $3.4 million were up $1.6 million in the second quarter of fiscal 2006 from the comparable 2005 quarter. This $1.6 million increase was related to significant improvement in the profitability of our Wheels operation which experienced start up costs and disruptions in 2005 related to the move of an operation from California to Mexico and the ramp up in production for a significant new customer. In addition, the second quarter of 2005 included losses from its West Coast profiles operation of $0.3 million.


                                                    FIRST SIX
                                SECOND QUARTER       MONTHS
                                --------------   --------------
(IN MILLIONS)                    2006    2005     2006    2005
                                -----   -----    -----   -----
Net Sales                       $26.1   $26.1    $45.0   $43.9
                                =====   =====    =====   =====
Operating Earnings, excluding
   Stock Option Expenses &
   Special Items                $ 3.4   $ 1.8    $ 4.4   $ 2.4
                                =====   =====    =====   =====
Operating Earnings              $ 3.4   $(1.7)   $ 4.4   $(1.1)
                                =====   =====    =====   =====

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 4


CASH FLOW PERFORMANCE

Cash provided by operating activities was $26.1 million in the second quarter of 2006 and $40.9 million for the first six months of 2006 compared to $22.0 million in the second quarter of 2005 and $13.4 million for the first six months of 2005. This improvement in operating cash flow primarily reflects stronger earnings and working capital improvements, specifically an average decrease of two days of sales outstanding and an inventory turn increase from 8.5 times to
10.7 times as of April 2006. This cash flow from operations has provided the opportunity to pay down debt by $28.9 million in the first half of 2006 compared to borrowing $24.6 million for the same period of 2005, after excluding debt repayments from the $35.0 million reduction in cash in the first half of 2005. As a result, our debt to equity ratio of .82 to 1 is the lowest level in the last ten years.

SPECIAL ITEMS AND STOCK OPTION EXPENSES

The special items recognized in the second quarter of 2006 related primarily to restructuring and exits costs for the consolidation of our Donora, Pennsylvania and Arlington, Texas facilities and totaled $.5 million pre-tax ($.3 million after tax). In addition, we recognized expenses of $.6 million pre-tax ($.5 million after tax) related to the expensing of stock options in the second quarter of 2006. In the second quarter of 2005, we recognized $10.4 million in fixed asset charges ($6.5 million after tax) and $7.6 million in restructuring & exit costs ($4.8 million after tax).

Collectively these special items and stock option expenses totaled $1.1 million in the second quarter of 2006 compared to $18.0 million in the second quarter of 2005. Excluding special items and stock option expenses, operating earnings were $29.2 million in the second quarter of fiscal 2006, up $4.9 million from the comparable 2005 quarter.

SUBSEQUENT CAPITAL RESTRUCTURING

In June 2006, we initiated a series of capital structure transactions to take advantage of the current debt position resulting from our favorable operating cash flows that paid down over $110 million of debt in the last four quarters. These transactions consisted of the following:

     - Amended our Bank Credit Facility to increase it from $200 million to $300 million and extended it for a new five year term;

     - Closed on $50 million of a new Private Placement of 5.78% unsecured notes with a five year term;

     -    Redeemed $50 million of our 6.5% convertible preferred securities; and

     - Notified the holders of the $100 million in 7.0% convertible preferred securities of their redemption later in our third quarter of 2006.

These transactions will result in a combined charge of $5.5 million (including the non-cash write-off of unamortized debt issue costs of $1.8 million) in the third quarter of 2006. These transactions will eliminate the potential dilutive effect of a future conversion of the convertible debentures. Using our current interest rates, we estimate an annual interest savings of $1.7 million ($1.1 million after tax) from these transactions. Overall, the result of these transactions provides a more efficient capital structure to finance our future growth.

EARNINGS GUIDANCE

As a result of significant progress to date in our business improvement and balance sheet management efforts, the Company is increasing its earnings guidance for fiscal 2006 by $0.05 per share to a range of $1.28 to $1.38 excluding the effect of FAS 123(R) and special items. This results in guidance of $1.22 to $1.32 per share including the impact of stock option expensing of approximately $0.06 per share for the full year, but before the impact of special items related to restructuring and debt refinancing activities. A summary of our guidance follows:

                                      3RD QUARTER       2ND HALF       FULL YEAR
                                     -------------   -------------   -------------
Earnings Per Share Before the
   Impact of Special Items &
   Stock Option Expenses             $0.32 - $0.37   $0.63 - $0.73   $1.28 - $1.38
                                     =============   =============   =============
Earnings Per Share Before the
   Impact of Special Items, but
   Including Stock Option Expenses   $0.30 - $0.35   $0.59 - $0.69   $1.22 - $1.32
                                     =============   =============   =============

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 5


NON-GAAP MEASURES

We believe that operating earnings, net earnings, and earnings per share excluding special items and stock option expenses, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company's comparable operating results. Special items (including fixed asset charges and restructuring & exit costs) represent significant charges that we believe are important to an understanding of the Company's overall operating results in the periods presented. Stock option expenses are included as a non-GAAP reconciling item since our analysts' and public estimates have not yet considered the effect of these expenses and would not be comparable to our reported results. Such non-GAAP measurements are not in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP measurements to non-GAAP can be found at the end of this Release.

                                     *******

Spartech Corporation is a leading producer of engineered thermoplastic sheet materials, polymeric compounds and concentrates, and engineered product solutions. The Company has facilities located throughout the United States, Canada, Mexico, and Europe with sales of approximately $1.4 billion, annually.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relate to future events and expectations, include statements containing such words as "anticipates," "believes," "estimates," "expects," "would," "should," "will," "will likely result," "forecast," "outlook," "projects," and similar expressions. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors which have impacted and could impact our operations and results include: (a) adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for products of the types we produce;
(b) material adverse changes in the markets we serve, including the transportation, packaging, building and construction, recreation and leisure, and other markets, some of which tend to be cyclical; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated from acquired businesses and their integration;
(d) volatility of prices and availability of supply of energy and of the raw materials that are critical to the manufacture of our products, particularly plastic resins derived from oil and natural gas, including future effects of natural disasters; (e) our inability to manage or pass through an adequate level of increases to customers in the costs of materials, freight, utilities, or other conversion costs; (f) our inability to predict accurately the costs to be incurred or savings to be achieved in connection with announced production plant restructurings; (g) adverse findings in significant legal or environmental proceedings or our inability to comply with applicable environmental laws and regulations; (h) adverse developments with work stoppages or labor disruptions, particularly in the automotive industry; (i) our inability to achieve operational efficiency goals or cost reduction initiatives; (j) our inability to develop and launch new products successfully; (k) restrictions imposed on us by instruments governing our indebtedness, and the possible inability to comply with requirements of those instruments; and (l) weaknesses in internal controls. We assume no duty to update our forward-looking statements.

                                -TABLE TO FOLLOW-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 6


                      SPARTECH CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
           (Unaudited and dollars in thousands, except per share data)

                                                QUARTER ENDED          SIX MONTHS ENDED
                                            ---------------------   ---------------------
                                            APRIL 29,   APRIL 30,   APRIL 29,   APRIL 30,
                                               2006        2005        2006        2005
                                            ---------   ---------   ---------   ---------
NET SALES ...............................    $389,278    $377,658    $732,869    $682,170
COST AND EXPENSES
   Cost of sales ........................     341,127     333,046     650,480     609,142
   Selling, general and administrative ..      18,403      18,941      36,134      35,816
   Amortization of intangibles ..........       1,205       1,414       2,375       2,672
   Fixed asset charge ...................          --      10,386          --      10,386
   Restructuring and exit costs .........         496       7,619         962       7,619
                                             --------    --------    --------    --------
                                              361,231     371,406     689,951     665,635
                                             --------    --------    --------    --------
OPERATING EARNINGS ......................      28,047       6,252      42,918      16,535
   Interest (net of interest income of
      $214, $359, $281 and $450,
      respectively) .....................       5,591       6,378      11,343      12,852
                                             --------    --------    --------    --------
EARNINGS BEFORE INCOME TAXES ............      22,456        (126)     31,575       3,683
   Income taxes .........................       8,547         (46)     12,010         945
                                             --------    --------    --------    --------
NET EARNINGS ............................    $ 13,909    $    (80)   $ 19,565    $  2,738
                                             ========    ========    ========    ========
NET EARNINGS PER COMMON SHARE
   Basic ................................    $    .43    $    (--)   $    .61    $    .09
                                             ========    ========    ========    ========
   Diluted ..............................    $    .42    $    (--)   $    .61    $    .08
                                             ========    ========    ========    ========
DIVIDENDS DECLARED PER COMMON SHARE .....    $   .125    $   .120    $   .250    $   .240
                                             ========    ========    ========    ========

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 7


                      SPARTECH CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                                 APRIL 29,
                                                                    2006      OCTOBER 29,
                                                                (UNAUDITED)      2005
                                                                -----------   -----------
                            ASSETS
CURRENT ASSETS
   Cash and equivalents......................................   $    2,613     $    4,601
   Receivables, net..........................................      213,572        213,996
   Inventories...............................................      127,770        119,401
   Prepaids and other........................................       19,760         16,970
                                                                ----------     ----------
      TOTAL CURRENT ASSETS...................................      363,715        354,968
PROPERTY, PLANT AND EQUIPMENT, NET...........................      306,597        307,386
GOODWILL.....................................................      352,405        352,405
OTHER INTANGIBLE ASSETS......................................       38,865         40,710
OTHER ASSETS.................................................       11,886         18,926
                                                                ----------     ----------
      TOTAL ASSETS...........................................   $1,073,468     $1,074,395
                                                                ==========     ==========

             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Current maturities of long-term debt......................   $    6,893     $   11,175
   Accounts payable..........................................      130,607        121,682
   Accrued liabilities.......................................       57,313         57,226
                                                                ----------     ----------
      TOTAL CURRENT LIABILITIES..............................      194,813        190,083
Convertible subordinated debentures..........................      154,639        154,639
Other long-term debt, less current maturities................      190,554        214,141
                                                                ----------     ----------
      TOTAL LONG-TERM DEBT...................................      345,193        368,780
Deferred taxes...............................................       94,289         91,605
Other long-term liabilities..................................       10,368         10,881
                                                                ----------     ----------
      TOTAL LONG-TERM LIABILITIES............................      449,850        471,266
                                                                ----------     ----------
SHAREHOLDERS' EQUITY
   Common stock, 33,131,846 shares issued in 2006 and 2005...       24,849         24,849
   Contributed capital.......................................      197,774        196,811
   Retained earnings.........................................      228,478        216,928
   Treasury stock, at cost, 1,055,553 shares in 2006 and
      1,143,701 shares in 2005...............................      (23,889)       (26,019)
   Accumulated other comprehensive income....................        1,593            477
                                                                ----------     ----------
      TOTAL SHAREHOLDERS' EQUITY.............................      428,805        413,046
                                                                ----------     ----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............   $1,073,468     $1,074,395
                                                                ==========     ==========

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 8


                      SPARTECH CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                      (Unaudited and dollars in thousands)

                                                                 SIX MONTHS ENDED
                                                              ---------------------
                                                              APRIL 29,   APRIL 30,
                                                                 2006        2005
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net earnings............................................   $ 19,565    $  2,738
   Adjustments to reconcile net earnings to net cash
      provided by (used for) operating activities:
         Fixed asset charge................................         --      10,386
         Restructuring and exit costs......................         --       7,163
         Depreciation and amortization.....................     20,168      20,739
         Stock compensation expense........................      1,555         210
         Change in current assets and liabilities..........     (3,208)    (24,118)
         Other, net........................................      2,846      (3,713)
                                                              --------    --------
      Net cash provided by operating activities............     40,926      13,405
                                                              --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures....................................     (9,388)    (23,233)
   Business acquisitions...................................         --      (1,224)
   Dispositions of assets..................................      2,371          --
                                                              --------    --------
      Net cash used for investing activities...............     (7,017)    (24,457)
                                                              --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net payments on notes and revolving credit facilities...    (28,480)     (9,830)
   Payments on bonds and leases............................       (373)       (579)
   Cash dividends on common stock..........................     (7,863)     (7,713)
   Stock options exercised.................................      2,134         970
   Treasury stock acquired.................................     (1,541)     (6,846)
   Excess tax benefits from stock based compensation.......        224          --
                                                              --------    --------
      Net cash used for financing activities...............    (35,899)    (23,998)
                                                              --------    --------
Effect of exchange rate changes on cash and equivalents....          2          69
Decrease in cash and equivalents...........................     (1,988)    (34,981)
Cash and equivalents at beginning of year..................      4,601      41,272
                                                              --------    --------
CASH AND EQUIVALENTS AT END OF QUARTER.....................   $  2,613    $  6,291
                                                              ========    ========

                                     -MORE-

SPARTECH CORPORATION
SECOND QUARTER 2006 EARNINGS
ADD 9


                              SPARTECH CORPORATION
                            (IN THOUSANDS, UNAUDITED)

We believe that operating earnings, net earnings, and earnings per share excluding special items and stock option expenses, which are non-GAAP measurements, are meaningful to investors because they provide a view of the Company's comparable operating results. Special items (fixed asset charges and restructuring and exit costs) represent significant charges that we believe are important to an understanding of the Company's overall operating results in the periods presented. Stock option expenses are included as a non-GAAP reconciling item since our analysts and public estimates have not yet considered the effect of these expenses and would not be comparable to our reported results. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. The following reconciles GAAP to non-GAAP measures for operating earnings, net income, and earnings per share excluding special items used within this release. Amounts are unaudited and in thousands, except per share data.

                                           THREE MONTHS ENDED       SIX MONTHS ENDED
                                         ---------------------   ---------------------
                                         APRIL 29,   April 30,   APRIL 29,   April 30,
                                            2006        2005        2006        2005
                                         ---------   ---------   ---------   ---------
Operating Earnings (GAAP)                 $28,047     $ 6,252     $42,918     $16,535
   Fixed Asset Charge                          --      10,386          --      10,386
   Restructuring & Exit Costs                 496       7,619         962       7,619
   Stock Option Expenses                      616          --       1,280          --
                                          -------     -------     -------     -------
Operating Earnings Excluding Special
   Items & Stock Option Expenses
   (Non-GAAP)                             $29,159     $24,257     $45,160     $34,540
                                          =======     =======     =======     =======
Net Earnings (Loss) (GAAP)                $13,909     $   (80)    $19,565     $ 2,738
   Fixed Asset Charge                          --       6,543          --       6,543
   Restructuring & Exit Costs                 307       4,800         596       4,800
   Stock Option Expenses                      481          --       1,002          --
                                          -------     -------     -------     -------
Net Earnings Excluding Special Items &
   Stock Option Expenses (Non-GAAP)       $14,697     $11,263     $21,163     $14,081
                                          =======     =======     =======     =======
Earnings (Loss) Per Diluted Share         $   .42     $   (--)    $   .61     $   .08
   Fixed Asset Charge, net of tax              --         .20          --         .20
   Restructuring & Exit Costs,                .01         .15         .02         .15
          net of tax
   Stock Option Expenses                      .01          --         .02          --
                                          -------     -------     -------     -------
Earnings (Loss) Per Diluted Share
Excluding Effect of Special Items &
Stock Option Expenses (Non-GAAP)          $   .44     $   .35     $   .65     $   .43
                                          =======     =======     =======     =======


                                      -30-